Exhibit 99.1

ACADIA REALTY TRUST REPORTS FOURTH QUARTER AND FULL YEAR 2018 OPERATING RESULTS

RYE, NY (February 13, 2019) - Acadia Realty Trust (NYSE:AKR) (“Acadia” or the “Company”) today reported operating results for the quarter and year ended December 31, 2018. All per share amounts are on a fully-diluted basis.

Acadia operates dual platforms, comprised of a high-quality core real estate portfolio (“Core Portfolio”), which owns and operates assets in the nation’s most dynamic urban and street-retail corridors, and a series of discretionary, institutional funds (“Funds”) that target opportunistic and value-add investments.

Please refer to the tables and notes accompanying this press release for further details on operating results and additional disclosures related to net income, funds from operations ("FFO") and net operating income ("NOI").

Highlights

•

Earnings: Generated GAAP earnings per share of $0.09 for the fourth quarter; FFO per share was $0.34 for the fourth quarter, and FFO per share of $0.36 for the fourth quarter before deduction of $0.02 per share for retirement related costs.

•	Core Portfolio Operating Results: Solid Core operating fundamentals and significant progress towards long-term NOI growth goals

◦	Strong same-property net operating income growth of 4.1% for the fourth quarter (excluding redevelopments) driven by profitable lease up in its street and urban portfolio
◦	Achieved substantially all (over 95%) of its 2018 leasing goals
◦	Executed key urban leases at its City Center property in San Francisco, California (Whole Foods) and its State Street property in Chicago, Illinois (Uniqlo)
◦	Solid rent growth of 16.5% and 9.4% on new leases for the quarter on a GAAP and cash basis, respectively
◦	Reported 95.2% leased occupancy as of December 31, 2018
•

Fund Acquisition Activity: Fund V completed a $44.4 million acquisition during the fourth quarter. Fund acquisition volume for 2018 totaled $149.0 million; included within the Fund V pipeline is over $100.0 million of investments currently under contract

•

Balance Sheet: The Company closed a $50 million ten-year financing within its Core Portfolio in the fourth quarter. At December 31, 2018, over 95% of Core debt was fixed at an average rate of 3.7% and maturity of 5.8 years. No shares were issued or purchased during the fourth quarter

•

Guidance: The Company has issued its annual 2019 guidance of net income per share of $0.35 to $0.46 and FFO per share of $1.34 to $1.46. In addition, the Company expects same property net operating income growth of 3.0% to 4.0% for 2019 (excluding redevelopments), which is comprised of 5% to 7% growth within its street/urban portfolio and 0% to 1% within its suburban portfolio

“Our fourth quarter and full-year operating results were in line with our expectations; driven by the strength of our Core Portfolio and a meaningful improvement in retailer demand for high quality spaces,” stated Kenneth F. Bernstein, President and CEO of Acadia Realty Trust. “Following the successful and profitable execution of two important leases in San Francisco and Chicago, our long-term growth plan remains well on track as we add these two exciting retailers to our best-in-class portfolio. We are seeing compelling investment opportunities as we head into 2019. With significant dry powder, both on balance sheet and within our Fund business, we are well-positioned in our highly differentiated dual platform.”

FINANCIAL RESULTS

A complete reconciliation, in dollars and per share amounts, of net income attributable to common shareholders to FFO attributable to common shareholders is included in the financial tables of this release.

Net Income

Net income attributable to common shareholders for the quarter ended December 31, 2018 was $7.1 million, or $0.09 per share. Net income attributable to common shareholders for the quarter ended December 31, 2017 was $20.9 million, or $0.25 per share, inclusive of $6.8 million on a pro rata basis, or $0.08 per share, attributable to an aggregate gain on dispositions of Fund properties net of related impairment charges and $5.6 million, or $0.07 per share, attributable to a Core gain on change in control partially offset by $1.0 million, or $0.01 per share, of acquisition costs.

Net income attributable to common shareholders for the year ended December 31, 2018 was $31.4 million, or $0.38 per share. Net income attributable to common shareholders for the year ended December 31, 2017 was $61.5 million, or $0.73 per share, inclusive of $11.5 million on a pro rata basis, or $0.14 per share, attributable to an aggregate gain on dispositions of Fund properties net of related impairment charges and $5.6 million, or $0.07 per share, attributable to a Core gain on change in control; partially offset by $1.3 million, or $0.01 per share, of acquisition expenses.

FFO as Defined by NAREIT

FFO for the quarter ended December 31, 2018 was $29.8 million, or $0.34 per share compared to $33.1 million, or $0.37 per share for the quarter ended December 31, 2017. The decrease in FFO for the quarter is due primarily to a decrease $0.05 per share related to a $2.1 million reduction of interest income (following scheduled repayments within the Structured Finance business) and a $2.0 million executive retirement charge, partially offset by an increase of $2.7 million, or $0.03 per share, of below-market lease adjustments.

FFO for the year ended December 31, 2018 was $118.9 million, or $1.35 per share compared to $134.7 million, or $1.51 per share, for the year ended December 31, 2017. The decrease in FFO for the year is due primarily to a decrease of $0.19 per share, related to a $14.8 million reduction of interest income (following scheduled repayments within the Structured Finance business) and a $2.0 million executive retirement charge, partially offset by an increase of $2.7 million, or $0.03 per share, of below-market lease adjustments.

FFO as Adjusted for Special Items

FFO before the pro rata impact of retirement charges of $2.0 million, or $0.02 per share, for the quarter ended December 31, 2018 was $31.8 million, or $0.36 per share. FFO before the pro rata impact of retirement charges, acquisition-related costs and gains/losses on sale or impairment of depreciated and non-operating properties for the quarter ended December 31, 2017 was $31.4 million, or $0.35 per share, which excludes the net $0.02 per share effect of a $5.6 million gain on change in control partially offset by $3.0 million of impairment charges and $1.0 million of acquisition expenses.

FFO before the pro rata impact of retirement charges for the year ended December 31, 2018 was $120.9 million, or $1.38 per share, which excludes an executive retirement charge of $2.0 million, or $0.02 per share. FFO before the pro rata impact of retirement charges, acquisition-related costs and gains/losses on sale or impairment of depreciated and non-operating properties for the year ended December 31, 2017 was $133.4 million, or $1.50 per share, which excludes the net $0.01 per share effect of a $5.6 million gain on change in control partially offset by $3.0 million of impairment charges and $1.3 million of acquisition expenses.

CORE PORTFOLIO

Core Operating Results

The Company experienced strong same-property net operating income growth of 4.1% for the fourth quarter (before redevelopments), driven by the profitable re-leasing of key street and urban properties.

The Company successfully completed substantially all (over 95%) of its projected 2018 leasing activities.

In addition to the successful execution of its 2018 leasing goals, the Company signed two key leases that were an integral part of the Company’s Core NOI growth plan:

•

City Center (San Francisco): The Company signed a lease with Whole Foods Market for approximately 56,000 square feet, which is subject to certain approvals. City Center is a Target-anchored property located in one of San Francisco’s busiest and most prominent corridors surrounded by a dense and affluent trade area. As previously announced, the Company has commenced a 40,000 square foot expansion of City Center, which is approximately 90% pre-leased.

•

State Street (Chicago): The Company signed a lease with Uniqlo for approximately 28,000 square feet for space that is currently occupied by H&M. State Street is a 79,000 square foot property that features Nordstrom Rack and is located within the primary urban retail corridor for Chicago’s Loop.

The Core Portfolio was 94.2% occupied and 95.2% leased as of December 31, 2018, compared to 94.7% occupied and 95.5% leased as of September 30, 2018. The leased rate includes space that is leased but not yet occupied and excludes development and redevelopment properties.

During the fourth quarter, the Company generated a 16.5% and 9.4% increase in rent on a GAAP and cash basis, respectively, on 5 conforming new leases aggregating approximately 39,000 square feet primarily within its street and urban portfolio.

The Company had renewals on less than 15,000 square feet, primarily within its suburban portfolio that were effectively flat for the fourth quarter on a cash and GAAP basis.

FUND PLATFORM

Fund Acquisitions

During 2018, the Company completed $149.0 million in acquisitions including $44.4 million completed during fourth quarter 2018 as follows:

Hiram Pavilion, Hiram, GA (Fund V). In October 2018, Fund V acquired a 363,000-square foot shopping center, located in greater Atlanta, GA for $44.4 million. The property is anchored by Kohl’s, Marshalls and Ross Dress for Less.

The Company, on behalf of Fund V, has an acquisition pipeline with over $100.0 million of investments currently under contract.

Fund Dispositions

During 2018, the Company completed $76.6 million of Fund dispositions including $12.1 million completed during the fourth quarter as follows:

210 Bowery, New York, NY (Fund IV). In November and December, Fund IV sold four residential units within its 210 Bowery property located in New York City, NY for $12.1 million.

Acadia does not report return metrics for partial sales of its investments.

BALANCE SHEET

The Company has maintained its solid, low-leveraged balance sheet, with over 95% of its Core Portfolio debt fixed at an average rate of 3.7%. As of December 31, 2018, the Company’s net debt to EBITDA ratio for the Core Portfolio was 5.0x.

During the quarter, the Company closed on a $73.5 million non-recourse mortgage, of which $50 million was drawn at December 31, 2018. The loan matures in November 2028 with interest only at LIBOR plus 1.5%. The proceeds were used to repay outstanding indebtedness.

The Company repurchased $55.1 million of its common shares (2.3 million shares) during the year ended December 31, 2018 at an average cost of approximately $24 per share on a leverage-neutral basis. No shares were issued or purchased during the fourth quarter.

2019 Guidance

The following guidance is based upon our current view of existing market conditions and assumptions for the year ending December 31, 2019. The Company forecasts that its 2019 annual earnings per share will range from $0.35 to $0.46 and 2019 FFO per share will range from $1.34 to $1.46. These forecasts, and the comparable 2018 FFO, both presented below, are before acquisition and gains/losses on sale or impairment of depreciated and non-operating assets:

	2019 Guidance	2018 Actual

Net income per share attributable to Common Shareholders	$0.35 to $0.46	$0.38
Impact of transactional activity and tenant recapture	(0.08) to (0.13)	(0.04)
Depreciation of real estate and amortization of leasing costs
(net of noncontrolling interests' share)	0.96	0.98
Gain on disposition of properties (net of noncontrolling interests' share)	-	(0.01)
Noncontrolling interest in Operating Partnership	0.02	0.03
Funds from operations, prior to transactional activity, per share	$1.25 to $1.31	$1.34

Fund acquisitions and related fees	0.01 to 0.03	-
Net Promote and other transactional income	0.01 to 0.05	0.01
Accelerated tenant recapture - GAAP adjustments	0.07	0.03
Funds from operations per share attributable to Common Shareholders and Common OP Unit holders	$1.34 to $1.46	$1.38

The Company is projecting same property net operating income growth (excluding redevelopment) of 3.0% to 4.0% for 2019. This growth is comprised of 5% to 7% within its street/urban portfolio and 0% to 1% within its suburban portfolio.

Please refer to the Company’s fourth quarter 2018 supplemental information package for additional details.

CONFERENCE CALL

Management will conduct a conference call on Thursday, February 14, 2019 at 12:00 PM ET to review the Company’s earnings and operating results. Dial-in and webcast information is listed below.

Live Conference Call:

Date:            Thursday, February 14, 2019

Time:           12:00 PM ET

Dial#:         844-309-6711

Passcode:     “Acadia Realty” or “6289135”

Webcast (Listen-only):  www.acadiarealty.com under Investors, Presentations & Events

Phone Replay:

Dial#:            855-859-2056

Passcode:      “6289135”

Available Through:    Thursday, February 21, 2019

Webcast Replay:      www.acadiarealty.com under Investors, Presentations & Events

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual - Core and Fund - operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic urban and street-retail corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding Acadia’s future financial results and its ability to capitalize on potential investment opportunities. Factors that could cause the Company’s forward-looking statements to differ from its future results include, but are not limited to, those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K filed with the SEC on February 27, 2018 (“Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) political and economic uncertainty; (ii) the Company’s reliance on revenues derived from major tenants; (iii) the Company’s limited control over joint venture investments; (iv) the Company’s partnership structure; (v) real estate and the geographic concentration of the Company’s properties; (vi) market interest rates; (vii) leverage; (viii) liability for environmental matters; (ix) the Company’s growth strategy; (x) the Company’s status as a REIT; (xi) uninsured losses; (xii) information technology security threats and (xiii) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company’s website at www.acadiarealty.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia’s expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Statements of Operations (a)

(dollars and Common Shares in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues
Rental income	$55,104	$50,181	$208,756	$198,941
Expense reimbursements	13,284	12,560	48,284	44,907
Other	1,057	3,340	5,173	6,414
Total revenues	69,445	66,081	262,213	250,262
Operating expenses
Depreciation and amortization	30,794	27,689	117,549	104,934
General and administrative	9,984	8,470	34,343	33,756
Real estate taxes	9,184	8,484	36,712	35,946
Property operating	11,688	14,690	45,211	41,668
Impairment charge	—	10,615	—	14,455
Other operating	202	1,197	857	2,184
Total operating expenses	61,852	71,145	234,672	232,943

Operating income (loss)	7,593	(5,064)	27,541	17,319

Equity in earnings of unconsolidated affiliates inclusive of gain on disposition of properties of $0, $589, $0 and $15,360, respectively	2,223	2,327	9,302	23,371
Interest income	2,692	5,495	13,231	29,143
Interest expense	(19,096)	(19,312)	(69,978)	(58,978)
Gain on change in control	—	5,571	—	5,571
(Loss) income from continuing operations before income taxes	(6,588)	(10,983)	(19,904)	16,426
Income tax (provision) benefit	(83)	13	(934)	(1,004)
(Loss) income from continuing operations before gain on disposition of properties	(6,671)	(10,970)	(20,838)	15,422
Gain on disposition of properties, net of tax	—	35,914	5,140	48,886
Net (loss) income	(6,671)	24,944	(15,698)	64,308
Net loss (income) attributable to noncontrolling interests	13,801	(4,032)	47,137	(2,838)
Net income attributable to Acadia	$7,130	$20,912	$31,439	$61,470

Less: net income attributable to participating securities	(78)	(219)	(267)	(642)
Net income attributable to Common Shareholders - basic and diluted earnings per share	$7,052	$20,693	$31,172	$60,828

Weighted average shares for diluted earnings per share	81,591	83,733	82,080	83,685

Net Earnings per share - basic and diluted (b)	$0.09	$0.25	$0.38	$0.73

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net Income to Funds From Operations (a, c)

(dollars and Common Shares and Units in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net income attributable to Acadia	$7,130	$20,912	$31,439	$61,470

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	22,040	20,580	85,852	83,515
Impairment charge (net of noncontrolling interests' share)	—	—	—	1,088
Gain on sale (net of noncontrolling interests’ share)	—	(9,776)	(994)	(15,565)
Income attributable to Common OP Unit holders	462	1,209	2,033	3,609
Distributions - Preferred OP Units	135	135	540	550
Funds from operations attributable to Common Shareholders and Common OP Unit holders	$29,767	$33,060	$118,870	$134,667

Funds From Operations per Share - Diluted
Weighted average number of Common Shares and Common OP Units (d)	87,212	88,990	87,728	88,998
Diluted Funds from operations, per Common Share and Common OP Unit	$0.34	$0.37	$1.35	$1.51

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating Income to Net Property Operating Income (“NOI”) (a)

(dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Consolidated operating income (loss)	$7,593	$(5,064)	$27,541	$17,319
Add back:
General and administrative	9,984	8,470	34,343	33,756
Depreciation and amortization	30,794	27,689	117,549	104,934
Impairment charge	—	10,615	—	14,455
Less:
Above/below market rent, straight-line rent and other adjustments	(8,030)	(6,439)	(23,521)	(21,110)
Consolidated NOI	40,341	35,271	155,912	149,354

Noncontrolling interest in consolidated NOI	(10,583)	(5,917)	(37,496)	(28,379)
Less: Operating Partnership's interest in Fund NOI included above	(2,852)	(1,382)	(9,790)	(7,927)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (e)	6,563	5,124	24,919	19,539
NOI - Core Portfolio	$33,469	$33,096	$133,545	$132,587

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Balance Sheets (a)

(dollars in thousands)

	As of
	December 31, 2018	December 31, 2017
ASSETS
Investments in real estate, at cost
Land	$710,469	$658,835
Buildings and improvements	2,745,982	2,538,338
Construction in progress	44,092	18,642
Properties under capital lease	76,965	76,965
	3,577,508	3,292,780
Less: Accumulated depreciation	(416,657)	(339,862)
Operating real estate, net	3,160,851	2,952,918
Real estate under development	120,297	173,702
Net investments in real estate	3,281,148	3,126,620
Notes receivable, net	109,613	153,829
Investments in and advances to unconsolidated affiliates	262,410	302,070
Other assets, net	208,570	214,959
Cash and cash equivalents	21,268	74,823
Rents receivable, net	62,191	51,738
Restricted cash	13,580	10,846
Assets of properties held for sale	—	25,362
Total assets	$3,958,780	$3,960,247

LIABILITIES
Mortgage and other notes payable, net	$1,017,288	$909,174
Unsecured notes payable, net	533,257	473,735
Unsecured line of credit	—	41,500
Accounts payable and other liabilities	214,961	210,052
Capital lease obligation	71,111	70,611
Dividends and distributions payable	24,593	24,244
Distributions in excess of income from, and investments in, unconsolidated affiliates	15,623	15,292
Total liabilities	1,876,833	1,744,608
Commitments and contingencies
EQUITY
Acadia Shareholders' Equity
Common shares, $0.001 par value, authorized 200,000,000 shares, issued and outstanding 81,557,472 and 83,708,140 shares, respectively	82	84
Additional paid-in capital	1,548,603	1,596,514
Accumulated other comprehensive income	516	2,614
Distributions in excess of accumulated earnings	(89,696)	(32,013)
Total Acadia shareholders’ equity	1,459,505	1,567,199
Noncontrolling interests	622,442	648,440
Total equity	2,081,947	2,215,639
Total liabilities and equity	$3,958,780	$3,960,247

ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

(a)

For additional information and analysis concerning the Company’s results of operations, reference is made to the Company’s Quarterly Supplemental Disclosure furnished on Form 8-K to the SEC and included on the Company’s website at www.acadiarealty.com.

(b)

Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares. The effect of the conversion of Common OP Units is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share.

(c)

The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. FFO and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property, depreciation and amortization, and impairment of depreciable real estate. In addition, NOI excludes interest expense. The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, impairment of depreciable real estate, and after adjustments for unconsolidated partnerships and joint ventures.

(d)

In addition to the weighted-average Common Shares outstanding, basic and diluted FFO also assume full conversion of a weighted-average 4,906 thousand and 4,717 thousand OP Units into Common Shares for the quarters ended December 31, 2018 and 2017 and 4,942 thousand and 4,741 thousand OP Units into Common Shares for the year ended December 31, 2018 and 2017, respectively. Diluted FFO also includes: (i) the assumed conversion of Preferred OP Units into 499 thousand and 499 thousand Common Shares for the quarters ended December 31, 2018 and 2017 and 499 thousand and 505 thousand Common Shares for the year ended December 31, 2018 and 2017, respectively; and (ii) the effect of 215 thousand and 40 thousand restricted share units and LTIP units for the quarters ended December 31, 2018 and 2017 and 207 thousand and 69 thousand for the year ended December 31, 2018 and 2017, respectively.

(e)

The Pro-rata share of NOI is based upon our stated ownership percentages in each operating agreement. Does not include the Operating Partnership's share of NOI from unconsolidated joint ventures within the Funds.